Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-82352 (relating to Xcel Energy Inc.’s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock), Registration Statement on Form S-3 No. 333-74996 (relating to the Xcel Energy Inc. Direct Purchase Plan), Registration Statement on Form S-8 No. 333-54460 (relating to the Xcel Energy Inc. Executive Annual Incentive Award Plan), Registration Statement on Form S-8 No. 333-51786 (relating to the Xcel Energy Inc. Executive Long-Term Incentive Award Stock Plan), Registration Statements on Form S-3 No. 333-00415 and 333-91497 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-8 No. 333-48610 (relating to the New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan), Registration Statement on Form S-8 No. 333-48604 (relating to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Non-Bargaining Unit Employees), Registration Statement on Form S-8 No. 333-48590 (relating to the Xcel Energy Inc. Omnibus Incentive Plan), Registration Statement on Form S-3 No. 333-46842 (relating to Xcel Energy Inc.’s $1,000,000,000 Principal Amount of Debt Securities), Registration Statements on Form S-3 No. 333-36270 and No. 333-74996 (relating to Xcel Energy Inc.’s Direct Purchase Plan), Registration Statement on Form S-3 No. 333-35482 (relating to the acquisition of Natrogas, Inc.), Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer), and Post-Effective Amendment No. B-1 on Form S-3 to Registration Statement on Form S-4 No. 333-84264 (relating to the Xcel Energy Inc. Offer to Exchange Shares of Common Stock for NRG Energy, Inc. Outstanding Common Stock) of our report dated February 21, 2002, except as to Notes 6 (as it relates to West Coast Power), and 25, which are as of September 5, 2002 and Note 24 which is as of November 18, 2002, relating to the consolidated financial statements of NRG Energy, Inc., which report appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 18, 2002